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                                                                 EXHIBIT 2(a)(2)

                            CERTIFICATE OF AMENDMENT

                             TO CERTIFICATE OF TRUST

                                       OF

                      AIM MILLENNIUM GROWTH & VENTURE FUND

                  AIM MILLENNIUM GROWTH & VENTURE FUND, a business trust formed and existing under and by virtue of the Delaware Business Trust Act (12 Del.C.
Section 3801 et seq.),

                  DOES HEREBY CERTIFY:

                  1. The name of the business trust is: AIM Millennium Growth & Venture Fund

                  2. That a Certificate of Trust was filed with the Secretary of State of the State of Delaware on November 8, 2000 and that said Certificate requires amendment as permitted by Section 3810(b) of the Delaware Business Trust Act.

                  3. Article I of said Certificate of Trust is amended to read as follows:

                                   "ARTICLE I

                  The name of the business trust formed hereby is "AIM Millennium Alternative Strategies Fund" (the "Trust")."

                  IN WITNESS WHEREOF, said business trust has caused this Certificate of Amendment to be executed by a trustee of the business trust, this 8th day of February, 2001.

                                      AIM Millennium Growth & Venture Fund



                                      By: /s/ ROBERT H. GRAHAM
                                          ------------------------------------
                                              Robert H. Graham
                                              Trustee